UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2012

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On September 18, 2012, our wholly owned subsidiary, Kraft Foods Group, Inc., provided notice to Barclays Bank PLC, as co-administrative agent and paying agent under the revolving credit agreement referred to below, of its optional election to terminate all of the lenders' commitments under the 364-Day Revolving Credit Agreement among Kraft Foods Group, Inc., as borrower, Kraft Foods Inc., as guarantor, Barclays Capital, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as joint bookrunners, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co-administrative agents, and the lenders and other agents party thereto. We were the guarantor of Kraft Foods Group's obligations under the revolving credit agreement until the consummation of our previously announced spin-off of Kraft Foods Group, our North American grocery business, to our shareholders or the termination of the revolving credit agreement. The revolving credit agreement was scheduled to terminate on March 7, 2013. The initial aggregate principal amount available to us under the revolving credit agreement was $4 billion. No borrowings were outstanding under the revolving credit agreement as of the termination date referred to below.

Effective September 24, 2012, Kraft Foods Group repaid in full all of its obligations under the revolving credit agreement, including accrued fees and other amounts owing to the lenders. This amount did not include any material prepayment penalties or breakage costs or fees. Upon making these payments, (1) our and Kraft Foods Group's obligations under the revolving credit agreement were satisfied in full and (2) the revolving credit agreement was immediately terminated other than customary provisions expressly specified to survive termination.

Some of the lenders under the revolving credit agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, we and certain of our subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

Item 8.01.    Other Events

On September 24, 2012, Kraft Foods Inc. issued a press release announcing that we have redeemed our $800,000,000 Floating Rate Notes due 2013 (the "Notes") at a price equal to 100% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest on the Notes.

A copy of the press release is filed as Exhibit 99.1 to this current report.

Item 9.01.    Financial Statements and Exhibits

Please see Exhibit Index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: September 24, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Kraft Foods Inc. Press Release, dated as of September 24, 2012.